                                                               W. R. Grace & Co.
                                                                7500 Grace Drive
                                                              Columbia, MD 21044

[OBJECT OMITTED]

CONTACT:  Media Relations:                       Investor Relations:
          Greg Euston                            Bridget Sarikas
          212-468-3734                           410-531-4194
          Greg.Euston@mslpr.com                  Bridget.Sarikas@grace.com

                       GRACE FILES PLAN OF REORGANIZATION
                               IN CHAPTER 11 CASE

     COLUMBIA, MARYLAND, NOVEMBER 13, 2004 - W. R. Grace & Co. (NYSE: GRA)
announced today that it has filed a Plan of Reorganization as well as several associated documents, including a Disclosure Statement, with the U.S. Bankruptcy
Court in Delaware in connection with its Chapter 11 reorganization proceeding.
The Plan describes the way Grace proposes to satisfy its asbestos and other
Chapter 11-related claims. The filing represents an important step forward in
Grace's efforts to resolve its asbestos-related liabilities and emerge from
Chapter 11. This filing is not expected to have any impact on Grace's ongoing operations.

     The Plan will become effective only after a vote of eligible creditors and with the approval of the Bankruptcy Court. Grace is requesting a hearing on the
Disclosure Statement on December 20, 2004. Votes on the plan may not be solicited until the Court approves the Disclosure Statement.

     The filing deadline for the Plan, originally scheduled for October 14,
2004, was extended until November 15 to permit Grace, representatives of the three creditors committees and the equity holders, and the representative of future asbestos claimants, to continue negotiations toward a consensual Plan.
While these negotiations have been constructive, and are expected to continue following the filing of the Plan, agreement among all parties has not been achieved. Accordingly, Grace believes it should move forward to file its Plan with the Bankruptcy Court in compliance with this extended deadline.

     Under the terms of the Plan, Grace would satisfy claims under the Chapter
11 cases as follows:

     Asbestos-Related Claims and Costs

     A trust would be established under Section 524(g) of the Bankruptcy Code through which all pending and future asbestos-related claims would be channeled for resolution. The trust would utilize specified trust distribution procedures to satisfy the following asbestos-related claims and costs:

     1.   Personal injury claims that meet specified exposure and medical criteria (Personal Injury-Symptomatic Eligible or "PI-SE" Claims).
          PI-SE claimants would have to prove that their health is impaired from exposure to Grace's asbestos-containing products.

     2.   Personal injury claims that do not meet the exposure and medical criteria necessary to qualify as PI-SE Claims (Personal
          Injury-Asymptomatic and Other or "PI-AO" Claims). This class would contain all other asbestos-related personal injury claims against
          Grace.

     3.   Property damage claims, including claims related to Grace's former
          Zonolite attic insulation product ("PD Claims"). These claimants would have to prove Grace liability for loss of property value or remediation costs related to Grace's asbestos-containing products.

     4.   Trust administration costs and legal expenses.

     Grace has requested that the Bankruptcy Court conduct an estimation hearing to determine the amounts that would need to be paid into the trust on the effective date of the Plan to satisfy the estimated liability for each class of asbestos claimants and trust administration costs and expenses over time. The amounts to fund PI-SE Claims, PD Claims and trust administration would be capped at the amount determined through the estimation hearing. Amounts required to fund PI-AO Claims would not be capped.

     Asbestos personal injury claimants would have the option to litigate their claims against the trust or, if they meet specified eligibility criteria, accept a settlement amount based on the severity of their disease. Asbestos property damage claimants would be

required to litigate their claims through the trust. The Plan provides that, as a condition precedent to confirmation, the maximum aggregate payment for all asbestos-related liabilities and trust administrative costs and expenses cannot exceed $1,613 million, which Grace believes would fund over $2 billion in claims, costs and expenses over time.

     The PI-SE Claims, the PD Claims and the related trust administration costs and expenses would be funded with (1) $512.5 million in cash (plus interest accrued at 5.5% from December 21, 2002) and nine million shares of common stock of Sealed Air Corporation pursuant to the terms of the settlement agreement resolving asbestos-related and fraudulent transfer claims against Sealed Air, provided the Bankruptcy Court approves the settlement agreement on terms acceptable to Grace, and (2) Grace common stock. The amount of Grace common stock required to satisfy these claims will vary depending on the liability measures approved by the Bankruptcy Court and the value of the Sealed Air settlement, which varies daily with the accrual of interest and the trading value of Sealed Air stock. The PI-AO Claims would be funded with warrants exercisable for such number of shares of Grace common stock that, when added to the shares issued directly to the trust on the effective date, would represent
50.1% of the voting securities of Grace. If the common stock issuable upon exercise of the warrants is insufficient to pay all PI-AO Claims, then Grace would be obligated to pay any additional liabilities in cash.

     Other Creditors

     The Plan provides that all allowed non-asbestos claims would be paid totally in cash (if such claims qualify as administrative or priority) or 85% in cash and 15% in Grace common stock (if such claims qualify as general unsecured). Grace estimates that approximately $1,208 million of claims, including currently accrued interest, would be satisfied in this manner, including bank debt, environmental liabilities, non-qualified pension claims, trade payables, litigation, and tax liabilities. Grace would finance these payments with $150 million of cash on hand, $115 million from Fresenius Medical
Care Holdings, Inc. paid in settlement of asbestos and other Grace-related claims, $800 million in new debt and $143 million in value of Grace common stock. Grace would

satisfy other non-asbestos related liabilities (estimated to be approximately
$508 million), primarily environmental, tax, pension and retirement medical obligations, as they become due and payable over time. Proceeds from available product liability insurance would supplement operating cash flow to service new debt and liabilities not paid on the effective date of the Plan.

     Effect on Grace Common Stock

     The Plan provides that Grace common stock will remain outstanding, but that the interests of existing shareholders would be subject to dilution for additional shares of common stock issued under the Plan. In addition, in order to preserve significant net operating loss carryforwards ("NOLs"), which are subject to elimination or limitation in the event of a change in control (as defined by the Internal Revenue Code), the Plan places restrictions on the purchases of Grace common stock. The restrictions would prohibit, for a period of three years, a person or entity from acquiring more than 4.75% of the outstanding common stock or, for those persons already holding more than 4.75%, prohibit them from increasing their holdings.

     Grace also has filed a motion with the Bankruptcy Court that would impose the trading restrictions described above from the date of approval of the motion to the effective date of the Plan. The Bankruptcy Court has issued an interim order imposing such restrictions pending a hearing on the motion scheduled for
December 20, 2004.

                                    * * * * *

     Grace is a leading global supplier of catalysts and other products and services to petroleum refiners; catalysts for the manufacture of plastics;
silica-based engineered and specialty materials for a wide-range of industrial applications; specialty chemicals, additives and materials for commercial and residential construction; and, sealants and coatings for food packaging. With annual sales of approximately $2 billion, Grace has over 6,000 employees and operations in nearly 40 countries. For more information, visit Grace's web site at www.grace.com.

                                      * * *

     This announcement contains forward-looking statements that involve risks and uncertainties, as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends," "targets," "will," "expects,"
"anticipates," or similar expressions. For such statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include those factors set forth in Grace's most recent Annual Report on Form
10-K and quarterly reports on Form 10-Q, which have been filed with the SEC.

                                       ###